UNANIMOUS CONSENT IN LIEU
                            OF SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                              WASHTON PRODUCTS LTD.

                                 ---------------

         The undersigned on this 23rd day of April 1997, hereby take the following action by virtue of this consent in lieu of special meeting of the Board of Directors of Washton Products Ltd. (WASHTON).

         BE IT RESOLVED THAT: The action of the President in entering into and carrying out the terms of an agreement with Interventional Services Inc. dated April 10, 1997, is hereby ratified, approved and confirmed.

         BE IT RESOLVED THAT: The foregoing agreement did not require Washton Products Ltd. to include it's holdings of shares of various stock securities and other valuable assets in it's agreement with Interventional Services Inc.

         THEREFORE BE IT RESOLVED THAT: WASHTON issue to each shareholder of record date April 23, 1997, an undivided Interest, equal to the number of shares held in WASHTON, into a "Company" to be known as Linkun Holding Co.; (LHC) and that WASHTON transfer and assign to LHC all of its rights, title and Interest in and to the said stock and other valuable assets and that Morris Diamond shall be the President of LHC.

         Pursuant to the plan of the Board of Directors, the LHC's Interest are allocated to the shareholders of WASHTON consistent with, and in proportion to, distributions of Washton Products Ltd. stock. One LHC Interest was allocated for each share of WASHTON common stock.

         FURTHERMORE: that the Board of Directors has determined that the LHC share Interest should remain non-certificated, (Book Entry), and will be transferable, with the consent of the President, under circumstances which assure compliance with Federal and State securities laws. LHC keep a Book Entry Record of all said holders of Interest until such time as the President shall deem it prudent, and for the benefit of all such holders of Interest, to exchange such Interest for an equal amount of shares of common stock in a corporation to be formed.

         MORRIS DIAMOND shall serve as president and Treasurer of LHC and as a member of its Board of Directors.; (i) and Suzanne Luxenberg shall on the Board of Directors and as Assistant Secretary.; (ii) and Shirley Diamond shall serve as Secretary of LHC and as a member of its Board of Directors until its first regular, annual or special meeting of shareholders.

         Shareholders will not be required to pay for Shares received in the Distribution or to surrender shares in order to receive Shares of the Company. No certificates or scrip representing fractional Shares will be issued to share owners as part of the

Distribution. The Distribution will qualify as a tax-free spinoff under Section 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes:

         (1) no gain or loss will be recognized by (and no amount will be includable in the income of) a holder of WASHTON common stock solely as a result of the receipt of Shares in the Distribution.

         (2) assuming that a holder of WASHTON common stock holds WASHTON common stock as a capital asset, the holder's holding period for the Shares received in the Distribution will include the holding period during which the common stock was held.

         Regulations require that each Washton Products Ltd. share owner who receives Shares in the Distribution, attach to the holder's federal income tax return for the year in which such stock is received, a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution.

         The foregoing is a summary of the principal federal income tax consequences of the distribution under current law. It does not purport to cover all federal income tax consequences, or tax consequences that may arise under the tax laws of other jurisdictions, that may apply to particular categories of share owners. Each share owner should consult his or her tax advisor as to the particular consequences of the distribution.

         BE IT RESOLVED THAT: The President and Secretary are hereby authorized and directed to take such action and execute and deliver such documents as may be required to carry out the meaning and intent of the foregoing resolutions.


/s/ Morris Diamond
------------------------
Morris Diamond


/s/ Shirley Diamond
------------------------
Shirley Diamond


/s/ Suzanne Luxenberg
------------------------
 Suzanne Luxenberg

                       UNANIMOUS CONSENT IN LIEU OF FIRST
                        MEETING OF THE BOARD OF DIRECTORS
                            OF LINKUN ENTERPRISE INC.

                               ------------------

         The undersigned hereby take the following action, as of October 10, 1997, by virtue of this consent in lieu of first meeting of the Board of Directors of Linkun Enterprise Inc. (the Company).

         RESOLVED that the purpose of this consent is to take all steps necessary to complete the organization of the Company and to enable it to commence business.

         RESOLVED that the following are elected officers of the Company to serve until the next annual meeting of the Board of Directors or until their successors are elected;

                      Morris Diamond           President, Director
                      Shirley Diamond          Secretary, Treasurer and
                                               Director
                      Suzanne Luxenberg        Assistant Secretary, Director

         RESOLVED that the actions and business transacted by the incorporator as set forth in the statement in lieu of an organization meeting, are hereby ratified, approved and confirmed.

         RESOLVED that the form of stock certificate annexed hereto is adopted as the form of stock certificate of the Company.

         RESOLVED that the Company may open such accounts with such banks and financial institutions as the Directors see fit and that the usual banking resolutions be annexed to the minutes of the Company as and when they are executed.

         RESOLVED that the President and Secretary of the Company are authorized and empowered to pay all expenses incurred in connection with the organization of the Company, including filing and legal fees.

         RESOLVED that the appropriate officers of the Company are authorized and directed to take all steps necessary to cause the Company to engage in the business for which it was organized.

         RESOLVED that the officers of the Company take all action necessary to effectuate the foregoing resolutions.


                                                  /s/ Shirley Diamond
                                                  ----------------------------
                                                  Shirley Diamond: Director
/s/ Morris Diamond
------------------------
Morris Diamond: Director


                                                   /s/ Suzanne Luxenberg
                                                   -----------------------------
                                                   Suzanne Luxenberg: Director

                                   ACTION BY
                         THE UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                             LINKUN ENTERPRISE INC.



         BE IT RESOLVED, that the proper officers of this Corporation be and are hereby authorized to set aside a non-certificated, undivided interest equal to 10,279,216 shares of this Corporation's Common Stock to Linkun Holding Co. (a company formed for the benefit of the shareholders of Washton Products Ltd.) in consideration for the transfer to this Corporation of the assets described in the attached minutes of the Board of Directors of Washton Products Ltd. dated April 23, 1997; and be it

         FURTHER RESOLVED, that this Corporation consents and agrees to the distribution by Linkun Holding Co. of 10,279,216 shares of Linkun Enterprise Inc. to the shareholders of Washton Products Ltd. as contemplated by the attached resolution of the Board of Directors of Washton Products Ltd.

         The foregoing resolutions were adopted by the unanimous written consent of the directors of this Corporation to be effective October 14, 1997.


                                                         /s/ Morris Diamond
                                                         ------------------
                                                         Morris Diamond


                                                         /s/ Shirley Diamond
                                                         ---------------------
                                                         Shirley Diamond


                                                         /s/ Suzanne Luxenberg
                                                         ----------------------
                                                         Suzanne Luxenberg

                           UNANIMOUS CONSENT IN LIEU
                           OF SPECIAL MEETING OF THE
                             BOARD OF DIRECTORS OF
                             LINKUN ENTERPRISE INC.



The undersigned by virtue of this unanimous consent in lieu of special meeting of the Board of Directors of Linkun Enterprise Inc. (the Company) takes the following action as of the 14th day of October, 1997:

     WHEREAS the President of the Linkun Enterprise Inc. (LINKUN), in his capacity as President of Linkun Holding Co. (LHC) having deemed it timely and prudent to exchange interests in LHC for an equal percentage of shares in Linkun Enterprise Inc., it is

     RESOLVED that the President of the Company distribute such shares to its shareholders and file on Form D, with the Securities and Exchange Commission a Notice of Exchange under Rule 504 of Regulation D.

     BE IT FURTHER RESOLVED that a Form M-11 be filed with the State of New York prior to filing the Form D.



/s/ Morris Diamond                                       /s/ Shirley Diamond
------------------------                                 ---------------------
Morris Diamond                                           Shirley Diamond



/s/ Suzanne Luxenberg
----------------------
Suzanne Luxenberg

                                                                October 16, 1997


Interventional Services Inc. or Assigns
Mr. Robert Chiari: President
15371 Del Gado Drive.
Sherman Oaks, Calif. 91403


     Re:  Linkun Enterprise Inc. ("LINKUN")

Dear Mr. Chiari:

         In connection with LINKUN'S purchase of 8,223,373 shares of common stock, $.001 par value, of LINKUN (the shares), I hereby represent and warrant to you as follows:

         1. LINKUN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. The following, Shirley Diamond, Morris Diamond, Rose Merzel, Martin Osber, Southward Investments, Tramdot Development Corp., and Livingston Realty (the sellers) each have good, absolute, and marketable title to the Shares to be sold to you. The Shares are free and clear of all liens, security interests, pledges, charges, limitations, claims or encumbrances of every kind. None of the Shares are in escrow or subject to any voting trust or voting agreement, and no proxy is in existence with respect to any of them. There are no stock options, stock warrants, stock rights or agreements, or securities convertible or exchangeable into stock, no offers or commitments or commitments or obligations of any kind to issue shares of stock or securities convertible or exchangeable into stock issued or outstanding or planned or contemplated by LINKUN. The Sellers are not party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares except to you. The delivery of the Shares to you as herein contemplated will vest in you good, valid, absolute, and marketable title to all of the Shares, free and clear of all liens, security interests, pledges, charges, limitations, claims or encumbrances of every kind.

         3. LINKUN does not and has never carried on any business. LINKUN is not a party to any agreement or contract whatsoever.

         4. The copies of each of the following documents, which are true, complete, and correct in all material respects, have previously been delivered to you: (i) Articles of Incorporation if LINKUN and all documents, if any to them; (ii) Bylaws of LINKUN and all amendments, if any to them; (iii) minutes of all meetings of the stockholders of LINKUN; (iv) minutes of all meetings of the board of directors of LINKUN and any committee(s) thereof; (v) current list of all officers and directors of LINKUN; (vi) copies of the latest federal and state income tax returns of LINKUN, as filed or to be filed; (vii) stock register and stock certificate records of LINKUN and a current, accurate list of LINKUN shareholders; (viii) the names of all persons holding powers of attorney from LINKUN; and (ix) copies of all shareholder or stock restriction agreements if any relating to the Shares.

         5. The authorized capital stock of LINKUN consists of 20,000,000 shares of $.001 par value common stock, of which 10,279,216 shares are validly issued and now outstanding, fully paid, non assessable, free of liens encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. No other equity or debt securities of LINKUN have been issued. All securities issued to date by LINKUN have been issued pursuant to available exemptions from registration under applicable state and federal securities laws, including but not limited to Regulation D of the Securities and Exchange Commission. There are 418 shareholders of LINKUN common stock.

         6. There is no action, suit, proceeding, order, or investigation pending or threatened against or affecting LINKUN at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality and there is no reasonable basis for any of the foregoing, and there are no arbitration proceedings pending to which LINKUN is a party. There is no dispute of any kind with any person under any contract or agreement with LINKUN.

         7. There is no applicable state law which would, as a result of the purchase by you of the Shares, impair, restrict, or delay the voting rights appurtenant to the Shares.

         The LINKUN Board of Directors currently consists of three members, to wit; Suzanne Luxemberg, Shirley Diamond, and Morris Diamond. As a condition to the closing, the following valid actions shall be taken by the LINKUN Board of Directors (pursuant to written consent, valid under Delaware law) simultaneously with the closing, but in the sequence set forth below:

         1. All corporate officers of LINKUN shall resign as such.

         2. Suzanne Luxenberg shall resign from the Board of Directors of LINKUN.

         3. The remaining two directors of LINKUN shall, by unanimous vote, elect Michael D. Mitchell as a director to fill the vacancy created by the resignation of Suzanne Luxenberg.

         4. Shirley Diamond shall resign from the Board of Directors of LINKUN.

         5. Morris Diamond and Michael D. Mitchell shall elect Robert Scharf as a director to fill the vacancy created by the resignation of the Shirley Diamond.

         6. Morris Diamond shall resign from the Board of Directors of LINKUN.

         7. Michael D. Mitchell and Robert Scharf shall elect Sandor Engel as a director to fill the vacancy created by the resignation of Morris Diamond.

         I will deliver to you a fully executed written consent of the LINKUN directors effectuating the above actions.


                                                  Very truly yours,


                                                  /s/ Morris Diamond
                                                  ------------------------
                                                  Morris Diamond

                           UNANIMOUS CONSENT IN LIEU
                           OF SPECIAL MEETING OF THE
                             BOARD OF DIRECTORS OF
                             LINKUN ENTERPRISE INC.

                        -------------------------------


         The undersigned on this 17th day of October, 1997, hereby take the following action by virtue of this consent in lieu of special meeting of the Board of Directors of Linkun Enterprise Inc. (LINKUN).

         BE IT RESOLVED THAT: The action of the President in entering into and carrying out the terms of an agreement with Interventional Services Inc. or Assigns, dated October 6, 1997, is hereby ratified, approved and confirmed.

         BE IT RESOLVED THAT: The foregoing agreement did not require Linkun Enterprise Inc. to include it's holdings of shares of various stock securities and other valuable assets in it's agreement with Interventional Services Inc.

         THEREFORE BE IT RESOLVED THAT: LINKUN issue to each shareholder of record date October 17, 1997, an undivided Interest, equal to the number of the shares held in LINKUN, into a "Company" to be known as WFM Holding Co.; (WHC) and that LINKUN transfer and assign to WHC all of its rights, title and Interest in and to the said stock and other valuable assets and that Morris Diamond shall be the President of WHC.

         Pursuant to the plan of the Board of Directors, the WHC's Interest are allocated to the shareholders of LINKUN consistent with, and in proportion to, distributions of Linkun Enterprise Inc. stock. One WHC Interest was allocated for each share of LINKUN common stock.

         FURTHERMORE: that the Board of Directors has determined that the WHC share Interest should remain non-certificated, (Book Entry), and will be transferable, with the consent of the President, under circumstances which assure compliance with Federal and State securities laws. WHC keep a Book Entry Record of all said holders of Interest until such time as the President shall deem it prudent, and for the benefit of all such holders of Interest, to exchange such Interest for an equal amount of shares of common stock in a corporation to be formed.

         MORRIS DIAMOND shall serve as President and treasurer of WHC and as a member of its Board of Directors.; (i) and Suzanne Luxemberg shall serve on the Board of Directors and as Assistant Secretary.; (ii) and Shirley Diamond shall serve as Secretary of WHC and as a member of its Board of Directors until its first regular, annual or special meeting of shareholders.

         Shareholders will not be required to pay for Shares received in the Distribution or to surrender shares in order to receive Shares of the Company. No certificates or scrip representing fractional Shares will be issued to share owners as part of the Distribution. The Distribution will qualify as a tax-free spin off under Section 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended ("the Code"). For federal income tax purposes:

         (1) no gain or loss will be recognized by (and no amount will be includable in the income of) a holder of LINKUN common stock solely as a result of the receipt of Shares in the Distribution.

         (2) assuming that a holder of LINKUN common stock holds LINKUN common stock as capital asset, the holder's holding period for the Shares received in the Distribution will include the holding period during which the common stock was held.

         Regulations require that each Linkun Enterprise Inc. share owner who receives Shares in the Distribution, attach to the holder's federal income tax return for the year in which such stock is received, a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution.

         The foregoing is a summary of the principal federal income tax consequences of the distribution under current law. It does not purport to cover all federal income tax consequences, or tax consequences that may arise under the tax laws of other jurisdictions, that may apply to particular categories of share owners. Each share owner should consult his or her tax advisor as to the particular consequences of the distribution.

         BE IT RESOLVED THAT: the President and Secretary are hereby authorized and directed to take such action and execute and deliver such documents as may be required to carry out the meaning and intent of the foregoing resolutions.



/s/ Morris Diamond
------------------------
Morris Diamond



/s/ Shirley Diamond
---------------------
Shirley Diamond


/s/ Suzanne Luxenberg
----------------------
Suzanne Luxenberg

                                 ACTION BY THE
                           UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                             LINKUN ENTERPRISE INC.


         BE IT RESOLVED, that the proper officers of this Corporation be and are hereby authorized to transfer to WFM Holding Co. the assets obtained by this Corporation from Washton Products Ltd. (which assets are described in the attached minutes of the Board of Directors of Washton Products Ltd., dated April 23, 1997). for and in consideration of WFM Holding Co. funding certain legal and other expenses of this Corporation.

         The foregoing resolution was adopted by the unanimous written consent of the directors to be effective October 17, 1997.




                                                      /s/ Morris Diamond
                                                      ------------------------
                                                      Morris Diamond



                                                      /s/ Shirley Diamond
                                                      ---------------------
                                                      Shirley Diamond


                                                      /s/ Suzanne Luxenberg
                                                      ----------------------
                                                      Suzanne Luxenberg